Exhibit 99.1

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GLYCOGENESYS, INC. TAPS TWO BOSTON AREA SENIOR BIOTECH VETERANS AS INTERIM CHIEF
SCIENTIFIC OFFICER AND VP OF DEVELOPMENT AND MANUFACTURING; ANNOUNCES DEPARTURE OF SENIOR VICE PRESIDENT, OPERATIONS AND DEVELOPMENT

  BOSTON, September 18, 2002 (BUSINESS WIRE) -- GlycoGenesys, Inc. (NASDAQ:GLGS), a biotechnology company focused on carbohydrate-based drug development, today announced that Jean Nichols, Ph.D., past President and Chief Technology Officer of Seragen, Inc., has joined the Company as interim Chief Scientific Officer. In addition, Mark Staples, Ph.D. joined the Company as Vice President of Development and Manufacturing. Dr. Staples was previously Senior Director of Pharmaceutical Sciences at Praecis Pharmaceuticals, Incorporated (Nasdaq: PRCS). Christopher P. Szustkiewicz, Ph.D. former Senior Vice President, Operations and Development has left the Company to pursue other interests.

  From 1983 through 1999, Dr. Nichols helped build Seragen, Inc. becoming its President and Chief Technology Officer in 1996. Under her leadership, in February 1999 the U.S. Food and Drug Administration (FDA) granted marketing approval for ONTAK for the treatment of patients with persistent or recurrent Cutaneous T Cell Lymphoma to Ligand Pharmaceuticals (Nasdaq: LGND), which acquired Seragen in 1998. Most recently, Dr. Nichols was Managing Director and Chief Operating Officer of StoneGate Partners, LLC, an investment firm for technology companies in New England.

  Prior to her 15-year career with Seragen, Dr. Nichols was an Instructor and a research fellow in the Department of Microbiology and Molecular Genetics at Harvard Medical School. She has authored more than thirty-five articles, is an inventor on five patents and received her B.S. in Biology and a Ph.D. in Bacteriology/Immunology from the University of North Carolina, Chapel Hill.

  Dr. Staples has enjoyed a 22-year career in biotechnology, most recently at Praecis and for eight years prior to that with Biogen, Inc. (Nasdaq: BGEN). At Praecis he managed Chemistry, Manufacturing and Controls (CMC) development and compilation for PLENAXIS(R), a prostate cancer therapeutic, for which a New Drug Application (NDA) submission was filed in December 2000. While at Biogen, Dr. Staples contributed to the development of AVONEX(R)from clinic to market, including analytical and formulation development. He has managed pharmaceutical product development resulting in six Investigational New Drug
  (IND) applications. Dr. Staples received a B.A. in Chemistry and Biochemistry and a Ph.D. in Biochemistry from the University of Kansas, Lawrence, and performed postdoctoral work at Harvard Medical School.

  "I am very pleased to welcome Jean and Mark to GlycoGenesys. Their combined experience and successful contributions to cutting-edge new chemical entities from pre-IND to successful NDA submissions, culminating in marketing approvals of ONTAK and Avonex, will enhance our advancement of GCS-100 in the field of oncology." stated Bradley J. Carver, CEO and President.

  GLYCOGENESYS, INC.

  GlycoGenesys develops and licenses pharmaceutical and agricultural products. The Company's human therapeutic product GCS-100, formerly referred to as GBC-590, a unique compound to treat cancer, which has completed a Phase IIa human clinical trial in both colorectal and pancreatic cancer. In February 2002, the Company initiated a Phase I dose escalation trial of GCS-100 at Sharp Clinical Oncology Research in San Diego, California. In the area of agriculture, GlycoGenesys continues to seek strategic alternatives for Elexa-4(R) Plant Defense Booster. Further information is available on GlycoGenesys' web site: www.glycogenesys.com
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  Safe Harbor Statement

  Any statements contained in this release that relate to future plans, events or performance are forwarding-looking statements that involve risks and uncertainties, including, but not limited to, risks of product development (such as failure to demonstrate efficacy or safety), risk related to FDA and other regulatory procedures, market acceptance risks, the impact of competitive products and pricing, the results of current and future licensing, joint ventures and other collaborative relationships, the results of financing efforts, developments regarding the intellectual property rights and litigation, and other risks identified in the Company's Securities and Exchange Commission filings. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated event.

  CONTACT:
  GlycoGenesys, Inc.
  Senior Vice President and CFO
  John W. Burns, 617/422-0674
  or
  GlycoGenesys, Inc.
  VP of Business Development
  Rick Pierce, 617/422-0674
  www.glycogenesys.com